Exhibit (h)(27)

Form of INVESTMENT COMPANY PORTFOLIO JOINDER AGREEMENT

Each of the funds listed below, being represented by the undersigned, hereby agrees to become a party to, and to be bound by all of the provisions of, the Reimbursement and Security Agreement, dated September 14, 2017, by and between State Street Bank and Trust Company, a Massachusetts trust company with a place of business at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, and the undersigned registered investment company, of which each of the funds listed below is a portfolio.

MML Series Investment Fund II

MML iShares® 60/40 Allocation Fund

MML iShares® 80/20 Allocation Fund

MML SERIES INVESTMENT FUND II, ON BEHALF OF EACH OF THE FUNDS SET FORTH ABOVE

By: /s/ Renee Hitchcock

Name: Renee Hitchcock

Title: CFO and Treasurer
of MML Series Investment Fund II

Accepted as of ______________, ________:

STATE STREET BANK AND TRUST COMPANY

By:_______________________________________

Name: Harold O. Nichols

Title: Managing Director